Exhibit 99(b)
Press Release July 17, 2003

WACHOVIA EARNS RECORD $1.0 BILLION; 2ND QUARTER EPS UP 24% TO 77 CENTS
Strong Performance Results In 3rd Dividend Increase in 11 Months

2nd QUARTER 2003 COMPARED WITH 2nd QUARTER 2002

•	Quarterly dividend increased 21 percent to 35 cents per common share; increased 46 percent since second quarter 2002.

•	Total revenue rose 3 percent due to growth in both net interest income and fee income. Growth in fee income was led by record results in retail banking and improved brokerage volume, along with strenghtened trading and other corporate and investment banking income.

•	Credit quality continued to improve. Provision expense declined more than 50 percent and total nonperforming assets declined 13 percent.

•	Average low-cost core deposits increased 19 percent.

•	Wachovia merger conversions nearing completion, with Carolinas branch and deposit conversion successfully completed. Virginia conversion this month.

Earnings Highlights

	Three Months Ended
(In millions, except per share data)	June 30, 2003	March 31, 2003	June 30, 2002
Earnings
Net income available to common stockholders	$1,031	1,023	849
Diluted earnings per common share(a)	$0.77	0.76	0.62

Financial ratios
Return on average common stockholders’ equity	12.78%	12.94	11.52
Net interest margin	3.78	3.86	3.97
Fee and other income as % of total revenue	45.60%	44.64	45.63

Capital adequacy(b)
Tier 1 capital ratio	8.35%	8.27	7.83
Total capital ratio	11.94	11.99	11.89
Leverage ratio	6.78%	6.71	6.75

Asset quality
Allowance as % of nonaccrual and restructured loans	180%	169	163
Allowance as % of loans, net	1.66	1.67	1.86
Net charge-offs as % of average loans, net	0.43	0.49	0.97
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	1.04%	1.08	1.24

(a)	Reported diluted earnings per common share included $0.04 per share, $0.03 per share and $0.06 per share of merger-related and restructuring expenses in the second quarter of 2003, the first quarter of 2003 and the second quarter of 2002, respectively.
(b)	The second quarter of 2003 is based on estimates.

CHARLOTTE, N.C. —Wachovia Corp. (NYSE:WB) today reported second quarter 2003 net income available to common stockholders of $1.0 billion, or 77 cents per share, compared with $849 million, or 62 cents per share, in the second quarter of 2002. Earnings in the second quarter of 2003 included after-tax net merger-related and restructuring expenses of $60 million, or 4 cents per share. In the second quarter of 2002, earnings included $89 million, or 6 cents per share, of after-tax net merger-related and restructuring expenses.

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WACHOVIA REPORTS RECORD QUARTERLY EARNINGS/Page 2

“Our second quarter performance this year was outstanding and in fact we exceeded expectations for the quarter. We are increasingly optimistic about our earnings prospects due to growing revenue momentum and improved credit quality,” said Ken Thompson, chairman and CEO. “ The potential of our balanced business model was clear in the recovery in our brokerage and capital markets businesses as the economy slowly improves. Our distribution strength was evident in record sales of consumer and small business loans, mutual funds, checking accounts and low-cost core deposits. On top of that, a continued strong showing in customer service, solid expense control and further merger savings ahead position us well for the future. In addition, we support the recent change in the tax law and are pleased to share the benefits of our improving performance by increasing our common stock dividend for the third time in 11 months.”

Wachovia Corporation

	Three Months Ended
(In millions)	June 30, 2003	March 31, 2003	June 30, 2002
Total revenue (Tax-equivalent)	$4,749	4,656	4,625
Provision for loan losses	195	224	397
Noninterest expense	3,004	2,903	2,926
Net income available to common stockholders	1,031	1,023	849
Average loans, net	157,735	157,964	155,348
Average core deposits	$179,417	172,988	164,510

Average loans in the second quarter of 2003 were $158 billion, a 2 percent increase from the second quarter of 2002, reflecting higher residential mortgage and other consumer installment loan balances, dampened by continued lower corporate loan demand. Average core deposits increased 9 percent from the second quarter of 2002 to $179 billion, while average low-cost core deposits increased 19 percent from the second quarter a year ago to $137 billion.

Second quarter 2003 net charge-offs declined 55 percent from the second quarter of 2002 to $169 million, or an annualized 0.43 percent of average net loans. Total nonperforming assets including loans held for sale declined 13 percent from the second quarter of 2002 to $1.8 billion in the second quarter of 2003.

Lines of Business

The following discussion covers the results for Wachovia’s four core business segments and is on a segment earnings basis, which excludes net merger-related and restructuring expenses and other intangible amortization. Segment earnings are the basis upon which Wachovia manages and allocates capital to its business segments. Pages 10 and 11 include a reconciliation of segment results to Wachovia’s consolidated net income in accordance with GAAP.

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WACHOVIA REPORTS RECORD QUARTERLY EARNINGS/Page 3

General Bank Highlights

	Three Months Ended
(In millions)	June 30, 2003	March 31, 2003	June 30, 2002
Total revenue (Tax-equivalent)	$2,438	2,349	2,270
Provision for loan losses	99	105	98
Noninterest expense	1,324	1,297	1,252
Segment earnings	644	602	583
Average loans, net	113,055	110,882	100,861
Average core deposits	151,166	145,496	139,650
Economic capital, average	$5,670	5,571	5,738

General Bank

The General Bank includes retail, small business and commercial customers. General Bank revenue increased 7 percent from the second quarter a year ago, driven by a 5 percent increase in net interest income and 14 percent growth in fee income due to strong balance sheet growth and continued strength in mortgage income. Average core deposit growth continued to be strong, up 8 percent from the second quarter of the prior year. Most significantly, average low-cost core deposits continued to grow rapidly, up 20 percent from the second quarter of 2002. Loans increased 12 percent year over year, reflecting strength in consumer and small business lending. Credit quality continued to be strong, with a modest decline in net charge-offs and a stable provision. The 6 percent increase in expenses from the second quarter of 2002 reflected technology enhancements in the financial centers as well as higher staffing. Retail sales momentum was evident, with strength in net new checking accounts, a fivefold increase from the second quarter of 2002 to 93,500.

Capital Management Highlights

	Three Months Ended
(In millions)	June 30, 2003	March 31, 2003	June 30, 2002
Total revenue (Tax-equivalent)	$821	754	809
Provision for loan losses	—	—	—
Noninterest expense	662	625	657
Segment earnings	100	83	97
Average loans, net	140	134	186
Average core deposits	1,338	1,367	1,269
Economic capital, average	$710	678	710

Capital Management

Capital Management includes asset management and retail brokerage services. Capital Management’s performance was its best in the past two years of unsettled equity market conditions. Second quarter 2003 revenue rose modestly from the second quarter of 2002 due primarily to growth in assets under management. Sales of fixed income products, including mutual funds and annuities, continued to be strong. The strength of Capital Management’s multi-channel distribution model was evidenced by record sales of Evergreen Fund products through both third party broker-dealers as well as our Wachovia Securities brokerage unit. Total annuity sales increased 2 percent to $1.5 billion, including bank annuity sales of $1.1 billion, which represented a 21 percent increase from the second quarter of 2002. Assets under management at June 30, 2003, increased 4 percent from June 30, 2002, to $240 billion, including a 6 percent increase in mutual fund assets to $115 billion at June 30, 2003. Brokerage client assets increased 4 percent from June 30, 2002, to $282 billion. The Wachovia Securities, LLC, and Prudential Securities, Inc. brokerage combination transaction closed on July 1, 2003. Therefore, second quarter results do not reflect this transaction.

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WACHOVIA REPORTS RECORD QUARTERLY EARNINGS/Page 4

Wealth Management Highlights

	Three Months Ended
(In millions)	June 30, 2003	March 31, 2003	June 30, 2002
Total revenue (Tax-equivalent)	$239	237	239
Provision for loan losses	5	4	7
Noninterest expense	175	170	164
Segment earnings	37	40	43
Average loans, net	9,558	9,339	8,632
Average core deposits	10,817	10,662	9,879
Economic capital, average	$384	373	360

Wealth Management

Wealth Management includes private banking, personal trust, investment advisory services, charitable services, financial planning and insurance brokerage. Revenue was the same as the second quarter of 2002, as higher net interest income and increased insurance commissions related to the Cameron M. Harris & Co. acquisition were offset by a decline in investment management fees related to lower equity valuations. Net interest income rose 6 percent from the second quarter of 2002 due to increased loan and deposit balances. Average loans grew 11 percent from the second quarter a year ago, while average core deposits, led by money market and checking account balances, rose 9 percent from the second quarter of 2002. Expenses increased 7 percent year over year largely due to the Cameron M. Harris & Co. acquisition completed in the third quarter of 2002, and to higher benefit costs.

Corporate and Investment Bank Highlights

	Three Months Ended
(In millions)	June 30, 2003	March 31, 2003	June 30, 2002
Total revenue (Tax-equivalent)	$1,100	1,110	1,054
Provision for loan losses	95	110	293
Noninterest expense	567	557	517
Segment earnings	275	279	152
Average loans, net	34,608	36,104	41,580
Average core deposits	14,815	14,120	12,207
Economic capital, average	$6,042	6,343	7,277

Corporate and Investment Bank

The Corporate and Investment Bank includes corporate lending, investment banking, treasury services and trade finance, and principal investing. Corporate and Investment Bank revenue grew 4 percent from the second quarter of 2002, driven by strong results in fixed income products that more than offset a decline in interest income due to lower loan balances in corporate lending. Provision expense declined by two-thirds from the second quarter of 2002 due to improved credit quality related to risk reduction strategies. The increase in expense was primarily related to revenue-related incentives and strategic initiative spending. Average loans declined due to weak overall demand, while average core deposits increased primarily due to growth in commercial mortgage servicing and international trade finance.

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WACHOVIA REPORTS RECORD QUARTERLY EARNINGS/Page 5

Wachovia Corporation (NYSE:WB) is one of the largest providers of financial services to retail, brokerage and corporate customers throughout the East Coast and the nation, with assets of $364 billion and stockholders’ equity of $32 billion at June 30, 2003. Its four core businesses, the General Bank, Capital Management, Wealth Management and the Corporate and Investment Bank, serve 9 million households, including 900,000 businesses, primarily in 11 East Coast states and Washington, D.C. Its broker-dealer, currently operating under the names Wachovia Securities, LLC, and Prudential Securities Division of Wachovia Securities, LLC, serves clients through 700 offices in 48 states. Global services are provided through more than 30 international offices. Online banking and brokerage products and services also are available through wachovia.com.

This news release contains various forward-looking statements. A discussion of various factors that could cause Wachovia Corporation’s actual results to differ materially from those expressed in such forward-looking statements is included in Wachovia’s filings with the Securities and Exchange Commission, including its Current Report on Form 8-K dated July 17, 2003.

Explanation of Wachovia’s Use of Certain Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this news release includes the following non-GAAP financial measures presented on Page 7 under the captions “Earnings Excluding Merger-Related and Restructuring Expenses” and “Earnings Excluding Merger-Related and Restructuring Expenses and Other Intangible Amortization”: Return on average common stockholders’ equity, return on average assets, overhead efficiency ratio, operating leverage and dividend payout ratio on common shares. Each of these items on Page 7 has been adjusted to exclude merger-related and restructuring expenses and other intangible amortization, as noted. Included in the footnotes on Page 7 to these non-GAAP measures are the dollar amounts of these adjustments reconciling to the most directly comparable financial measures on a GAAP basis included on Page 6. In addition, in this news release certain designated net interest income amounts are presented on a tax-equivalent basis, including the calculation of the overhead efficiency ratio.

Wachovia believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry. Specifically, Wachovia believes that the exclusion of merger-related and restructuring expenses permits evaluation and a comparison of results for on-going business operations, and it is on this basis that Wachovia’s management internally assesses the company’s performance. Those non-operating items are excluded from Wachovia’s segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments. In addition, because of the significant amount of deposit base intangible amortization, Wachovia believes that the exclusion of this expense provides investors with consistent and meaningful comparisons to other financial services firms. Wachovia also believes that the presentation of net interest income on a tax-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards. Although Wachovia believes the above non-GAAP financial measures enhance investors’ understanding of the company’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP.

Earnings Conference Call and Supplemental Materials

Wachovia CEO Ken Thompson and CFO Bob Kelly will review Wachovia’s second quarter 2003 results in a conference call and audio webcast beginning at 10 a.m. Eastern Time today. This review may include a discussion of certain non-GAAP financial measures. Supplemental materials relating to second quarter results, which also include a reconciliation of any non-GAAP measures to Wachovia’s reported financials, are available on the Internet at wachovia.com/investor, and investors are encouraged to access these materials in advance of the conference call.

Webcast Instructions:    To gain access to the webcast, which will be “listen-only,” go to wachovia.com/investor and click on the link “Wachovia Second Quarter Earnings Audio Webcast.” In order to listen to the webcast, you will need to download either Real Player or Media Player.

Teleconference Instructions:    The telephone number for the conference call is 1-800-857-2613 for U.S. callers or 1-630-395-0022 for international callers. You will be asked to tell the answering coordinator your name and the name of your firm. Mention the conference Access Code: Kelly.

Replay:    Thursday, July 17 at 1 p.m. EDT through 4 p.m. EDT on Friday, August 15. Replay telephone number is 1-402-220-3824.

***

Investors seeking further information should contact the Investor Relations team: Alice Lehman at 704-374-4139 or Ellen Taylor at 704-383-1381. Media seeking further information should contact the Corporate Media Relations team: Mary Eshet at 704-383-7777 or Christy Phillips at 704-383-8178.

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WACHOVIA CORPORATION AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

(Unaudited)

	2003		2002
(Dollars in millions, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
EARNINGS SUMMARY
Net interest income	$2,520	2,514	2,470	2,466	2,461
Tax-equivalent adjustment	63	64	59	54	54

Net interest income (Tax-equivalent)	2,583	2,578	2,529	2,520	2,515
Fee and other income	2,166	2,078	1,978	1,890	2,110

Total revenue (Tax-equivalent)	4,749	4,656	4,507	4,410	4,625
Provision for loan losses	195	224	308	435	397
Other noninterest expense	2,777	2,699	2,750	2,686	2,622
Merger-related and restructuring expenses	96	64	145	107	143
Other intangible amortization	131	140	147	152	161

Total noninterest expense	3,004	2,903	3,042	2,945	2,926

Income before income taxes (Tax-equivalent)	1,550	1,529	1,157	1,030	1,302
Tax-equivalent adjustment	63	64	59	54	54
Income taxes	455	438	203	60	393

Net income	1,032	1,027	895	916	855
Dividends on preferred stock	1	4	4	3	6

Net income available to common stockholders	$1,031	1,023	891	913	849

Diluted earnings per common share	$0.77	0.76	0.66	0.66	0.62
Return on average common stockholders’ equity	12.78%	12.94	11.07	11.63	11.52
Return on average assets	1.21	1.23	1.08	1.13	1.09
Overhead efficiency ratio	63.27%	62.35	67.51	66.77	63.28
Operating leverage	$(9)	289	(2)	(232)	(38)

ASSET QUALITY
Allowance as % of loans, net	1.66%	1.67	1.72	1.81	1.86
Allowance as % of nonperforming assets	166	158	161	149	150
Net charge-offs as % of average loans, net	0.43	0.49	0.52	0.59	0.97
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	1.04%	1.08	1.11	1.23	1.24

CAPITAL ADEQUACY(a)
Tier I capital ratio	8.35%	8.27	8.22	8.11	7.83
Total capital ratio	11.94	11.99	12.01	12.02	11.89
Leverage ratio	6.78%	6.71	6.77	6.82	6.75

OTHER DATA
Average diluted common shares (In millions)	1,346	1,346	1,360	1,374	1,375
Actual common shares (In millions)	1,332	1,345	1,357	1,373	1,371
Dividends paid per common share	$0.29	0.26	0.26	0.26	0.24
Dividends paid per preferred share	$0.01	0.04	0.04	0.04	0.06
Dividend payout ratio on common shares	37.66%	34.21	39.39	39.39	38.71
Book value per common share	$24.37	23.99	23.63	23.38	22.15
Common stock price	39.96	34.07	36.44	32.69	38.18
Market capitalization	$53,228	45,828	49,461	44,887	52,347
Common stock to book price	164%	142	154	140	172
FTE employees	81,316	81,152	80,778	80,987	82,686
Total financial centers/brokerage offices	3,176	3,251	3,280	3,342	3,347
ATMs	4,479	4,539	4,560	4,604	4,617

(a)	The second quarter of 2003 is based on estimates.

WACHOVIA CORPORATION AND SUBSIDIARIES

OTHER FINANCIAL DATA

(Unaudited)

	2003		2002
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
EARNINGS EXCLUDING MERGER-RELATED AND RESTRUCTURING EXPENSES(a)(b)
Return on average common stockholders’ equity	13.49%	13.45	12.13	12.44	12.72
Return on average assets	1.28	1.28	1.19	1.21	1.20
Overhead efficiency ratio	61.26%	60.96	64.30	64.33	60.19
Operating leverage	$22	209	36	(267)	113

EARNINGS EXCLUDING MERGER-RELATED AND RESTRUCTURING EXPENSES AND OTHER INTANGIBLE AMORTIZATION(a)(b)(c)
Dividend payout ratio on common shares	33.33%	30.23	33.33	33.33	31.58
Return on average tangible common stockholders’ equity	23.32	23.71	21.52	22.84	24.66
Return on average tangible assets	1.43	1.44	1.34	1.39	1.39
Overhead efficiency ratio	58.50%	57.97	61.04	60.87	56.72
Operating leverage	$13	202	30	(275)	105

OTHER FINANCIAL DATA
Net interest margin	3.78%	3.86	3.86	3.94	3.97
Fee and other income as % of total revenue	45.60	44.64	43.89	42.86	45.63
Effective income tax rate	30.54	29.94	18.39	6.20	31.46
Tax rate (Tax-equivalent)(d)	33.37%	32.86	22.50	11.20	34.27

AVERAGE BALANCE SHEET DATA
Commercial loans, net	$92,464	93,039	95,064	96,769	98,529
Consumer loans, net	65,271	64,925	58,215	55,159	56,819
Loans, net	157,735	157,964	153,279	151,928	155,348
Earning assets	273,875	268,595	261,103	254,815	253,829
Total assets	341,718	337,281	329,960	321,511	314,714
Core deposits	179,417	172,988	170,738	167,184	164,510
Total deposits	193,800	188,948	187,442	179,809	177,925
Interest-bearing liabilities	239,688	237,149	230,611	223,176	223,407
Stockholders’ equity	$32,362	32,052	31,946	31,103	29,576

PERIOD-END BALANCE SHEET DATA
Commercial loans, net	$97,303	98,800	98,905	101,931	102,780
Consumer loans, net	65,530	65,422	64,192	55,611	56,020
Loans, net	162,833	164,222	163,097	157,542	158,800
Goodwill and other intangible assets
Goodwill	10,907	10,869	10,880	10,810	10,728
Deposit base	977	1,097	1,225	1,363	1,508
Customer relationships	254	258	239	222	229
Tradename	90	90	90	90	90
Total assets	364,285	348,064	341,839	333,880	324,679
Core deposits	187,393	181,234	175,743	173,697	166,779
Total deposits	201,292	195,837	191,518	187,785	180,663
Stockholders’ equity	$32,464	32,267	32,078	32,105	30,379

(a)	These financial measures are calculated by excluding from GAAP computed net income presented on the preceding page of $60 million, $40 million, $92 million, $67 million and $89 million in the second and first quarters of 2003, and in the fourth, third and second quarters of 2002, respectively, in after-tax net merger-related and restructuring expenses.
(b)	See the preceding page for the most directly comparable GAAP financial measure.
(c)	These financial measures are calculated by excluding from GAAP computed net income presented on the preceding page of $81 million, $88 million, $83 million, $98 million and $103 million in the second and first quarters of 2003, and in the fourth, third and second quarters of 2002, respectively, in deposit base and other intangible amortization.
(d)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	2003		2002
(In millions, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
INTEREST INCOME
Interest and fees on loans	$2,391	2,407	2,538	2,558	2,563
Interest and dividends on securities	900	939	978	935	906
Trading account interest	179	174	158	179	173
Other interest income	224	196	203	240	252

Total interest income	3,694	3,716	3,877	3,912	3,894

INTEREST EXPENSE
Interest on deposits	619	639	832	847	836
Interest on short-term borrowings	321	306	295	310	300
Interest on long-term debt	234	257	280	289	297

Total interest expense	1,174	1,202	1,407	1,446	1,433

Net interest income	2,520	2,514	2,470	2,466	2,461
Provision for loan losses	195	224	308	435	397

Net interest income after provision for loan losses	2,325	2,290	2,162	2,031	2,064

FEE AND OTHER INCOME
Service charges	426	430	421	432	420
Other banking fees	248	233	236	232	241
Commissions	488	444	473	458	481
Fiduciary and asset management fees	461	438	439	427	466
Advisory, underwriting and other investment banking fees	208	137	182	143	192
Trading account profits (losses)	69	100	(42)	(71)	33
Principal investing	(57)	(44)	(105)	(29)	(42)
Securities gains	10	37	46	71	58
Other income	313	303	328	227	261

Total fee and other income	2,166	2,078	1,978	1,890	2,110

NONINTEREST EXPENSE
Salaries and employee benefits	1,748	1,699	1,681	1,588	1,665
Occupancy	190	197	202	195	194
Equipment	238	234	255	234	231
Advertising	34	32	16	20	25
Communications and supplies	136	141	143	136	132
Professional and consulting fees	104	99	126	111	96
Other intangible amortization	131	140	147	152	161
Merger-related and restructuring expenses	96	64	145	107	143
Sundry expense	327	297	327	402	279

Total noninterest expense	3,004	2,903	3,042	2,945	2,926

Income before income taxes	1,487	1,465	1,098	976	1,248
Income taxes	455	438	203	60	393

Net income	1,032	1,027	895	916	855
Dividends on preferred stock	1	4	4	3	6

Net income available to common stockholders	$1,031	1,023	891	913	849

PER COMMON SHARE DATA
Basic earnings	$0.77	0.77	0.66	0.67	0.62
Diluted earnings	0.77	0.76	0.66	0.66	0.62
Cash dividends	$0.29	0.26	0.26	0.26	0.24
AVERAGE COMMON SHARES
Basic	1,333	1,335	1,350	1,362	1,360
Diluted	1,346	1,346	1,360	1,374	1,375

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Six Months Ended June 30,
(In millions, except per share data)	2003	2002
INTEREST INCOME
Interest and fees on loans	$4,798	5,200
Interest and dividends on securities	1,839	1,762
Trading account interest	353	328
Other interest income	420	507

Total interest income	7,410	7,797

INTEREST EXPENSE
Interest on deposits	1,258	1,751
Interest on short-term borrowings	627	586
Interest on long-term debt	491	573

Total interest expense	2,376	2,910

Net interest income	5,034	4,887
Provision for loan losses	419	736

Net interest income after provision for loan losses	4,615	4,151

FEE AND OTHER INCOME
Service charges	856	845
Other banking fees	481	477
Commissions	932	945
Fiduciary and asset management fees	899	943
Advisory, underwriting and other investment banking fees	345	328
Trading account profits	169	137
Principal investing	(101)	(132)
Securities gains	47	52
Other income	616	542

Total fee and other income	4,244	4,137

NONINTEREST EXPENSE
Salaries and employee benefits	3,447	3,328
Occupancy	387	389
Equipment	472	457
Advertising	66	44
Communications and supplies	277	266
Professional and consulting fees	203	184
Other intangible amortization	271	329
Merger-related and restructuring expenses	160	135
Sundry expense	624	563

Total noninterest expense	5,907	5,695

Income before income taxes	2,952	2,593
Income taxes	893	825

Net income	2,059	1,768
Dividends on preferred stock	5	12

Net income available to common stockholders	$2,054	1,756

PER COMMON SHARE DATA
Basic earnings	$1.54	1.29
Diluted earnings	1.53	1.28
Cash dividends	$0.55	0.48
AVERAGE COMMON SHARES
Basic	1,334	1,357
Diluted	1,346	1,370

WACHOVIA CORPORATION AND SUBSIDIARIES

BUSINESS SEGMENTS

(Unaudited)

	Three Months Ended June 30, 2003
(In millions)	General Bank	Capital Management	Wealth Management	Corporate and Investment Bank	Parent	Net Merger- Related and Restructuring Expenses(b)	Total
CONSOLIDATED
Net interest income(a)	$1,812	37	106	551	77	(63)	2,520
Fee and other income	581	800	131	578	76	—	2,166
Intersegment revenue	45	(16)	2	(29)	(2)	—	—

Total revenue	2,438	821	239	1,100	151	(63)	4,686
Provision for loan losses	99	—	5	95	(4)	—	195
Noninterest expense	1,324	662	175	567	180	96	3,004
Income taxes (benefits)	361	59	22	132	(83)	(36)	455
Tax-equivalent adjustment	10	—	—	31	22	(63)	—

Net income	644	100	37	275	36	(60)	1,032
Dividends on preferred stock	—	—	—	—	1	—	1

Net income available to common stockholders	$644	100	37	275	35	(60)	1,031

	Three Months Ended March 31, 2003
(In millions)	General Bank	Capital Management	Wealth Management	Corporate and Investment Bank	Parent	Net Merger- Related and Restructuring Expenses(b)	Total
CONSOLIDATED
Net interest income(a)	$1,744	38	103	565	128	(64)	2,514
Fee and other income	562	735	133	571	77	—	2,078
Intersegment revenue	43	(19)	1	(26)	1	—	—

Total revenue	2,349	754	237	1,110	206	(64)	4,592
Provision for loan losses	105	—	4	110	5	—	224
Noninterest expense	1,297	625	170	557	190	64	2,903
Income taxes (benefits)	335	46	23	138	(80)	(24)	438
Tax-equivalent adjustment	10	—	—	26	28	(64)	—

Net income	602	83	40	279	63	(40)	1,027
Dividends on preferred stock	—	—	—	—	4	—	4

Net income available to common stockholders	$602	83	40	279	59	(40)	1,023

WACHOVIA CORPORATION AND SUBSIDIARIES

BUSINESS SEGMENTS

(Unaudited)

	Three Months Ended June 30, 2002
(In millions)	General Bank	Capital Management	Wealth Management	Corporate and Investment Bank	Parent	Net Merger- Related and Restructuring Expenses(b)	Total
CONSOLIDATED
Net interest income(a)	$1,720	40	100	583	72	(54)	2,461
Fee and other income	508	788	137	495	182	—	2,110
Intersegment revenue	42	(19)	2	(24)	(1)	—	—

Total revenue	2,270	809	239	1,054	253	(54)	4,571
Provision for loan losses	98	—	7	293	(1)	—	397
Noninterest expense	1,252	657	164	517	193	143	2,926
Income taxes (benefits)	327	55	25	65	(25)	(54)	393
Tax-equivalent adjustment	10	—	—	27	17	(54)	—

Net income	583	97	43	152	69	(89)	855
Dividends on preferred stock	—	—	—	—	6	—	6

Net income available to common stockholders	$583	97	43	152	63	(89)	849

(a)	Tax-equivalent.
(b)	The tax-equivalent amounts are eliminated herein in order for “Total” amounts to agree with amounts appearing in the Consolidated Statements of Income.

WACHOVIA CORPORATION AND SUBSIDIARIES

LOANS—ON-BALANCE SHEET, AND MANAGED AND SERVICING PORTFOLIOS

(Unaudited)

	2003		2002
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
ON-BALANCE SHEET LOAN PORTFOLIO
COMMERCIAL
Commercial, financial and agricultural	$54,857	56,476	56,501	57,899	57,984
Real estate—construction and other	6,827	6,833	6,849	7,558	8,035
Real estate—mortgage	16,153	16,429	16,655	16,967	17,349
Lease financing	23,204	23,060	22,667	22,616	22,044
Foreign	6,622	6,433	6,425	6,992	7,241

Total commercial	107,663	109,231	109,097	112,032	112,653

CONSUMER
Real estate—mortgage	25,564	25,288	24,979	17,527	19,803
Installment loans	39,577	39,748	38,817	37,889	35,940
Vehicle leasing	13	35	80	43	168

Total consumer	65,154	65,071	63,876	55,459	55,911

Total loans	172,817	174,302	172,973	167,491	168,564
Unearned income	9,984	10,080	9,876	9,949	9,764

Loans, net (On-balance sheet)	$162,833	164,222	163,097	157,542	158,800

MANAGED PORTFOLIO(a)
COMMERCIAL
On-balance sheet loan portfolio	$107,663	109,231	109,097	112,032	112,653
Securitized loans—off-balance sheet	2,126	2,190	2,218	2,288	2,318
Loans held for sale included in other assets	1,282	1,617	1,140	1,271	779

Total commercial	111,071	113,038	112,455	115,591	115,750

CONSUMER
Real estate—mortgage
On-balance sheet loan portfolio	25,564	25,288	24,979	17,527	19,803
Securitized loans—off-balance sheet	185	251	325	397	—
Securitized loans included in securities	3,762	4,971	6,223	7,268	5,761
Loans held for sale included in other assets	2,696	2,154	2,719	2,474	1,387

Total real estate—mortgage	32,207	32,664	34,246	27,666	26,951

Installment loans
On-balance sheet loan portfolio	39,577	39,748	38,817	37,889	35,940
Securitized loans—off-balance sheet	11,706	13,068	13,217	13,164	13,379
Securitized loans included in securities	9,253	9,842	11,093	11,695	8,918
Loans held for sale included in other assets	6,110	3,690	2,153	2,512	6,232

Total installment loans	66,646	66,348	65,280	65,260	64,469

Vehicle leasing—on-balance sheet loan portfolio	13	35	80	43	168

Total consumer	98,866	99,047	99,606	92,969	91,588

Total managed portfolio	$209,937	212,085	212,061	208,560	207,338

SERVICING PORTFOLIO(b)
Commercial	$73,128	65,076	59,336	53,611	50,001
Consumer	$6,581	2,236	2,272	2,490	1,773

(a)	The managed portfolio includes the on-balance sheet loan portfolio, loans securitized for which the assets are classified in securities on-balance sheet, loans held for sale that are classified in other assets on-balance sheet and the off-balance sheet portfolio of securitized loans sold, where we service the loans.
(b)	The servicing portfolio consists of third party commercial and consumer loans for which our sole function is that of servicing the loans for the third parties.

WACHOVIA CORPORATION AND SUBSIDIARIES

ALLOWANCE FOR LOAN LOSSES AND NONPERFORMING ASSETS

(Unaudited)

	2003		2002
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$2,747	2,798	2,847	2,951	2,986
Provision for loan losses relating to loans transferred to other assets or sold	26	25	109	211	23
Provision for loan losses	169	199	199	224	374
Allowance relating to loans acquired, transferred to other assets or sold	(69)	(80)	(158)	(315)	(58)
Net charge-offs	(169)	(195)	(199)	(224)	(374)

Balance, end of period	$2,704	2,747	2,798	2,847	2,951

as % of loans, net	1.66%	1.67	1.72	1.81	1.86

as % of nonaccrual and restructured loans(a)	180%	169	177	163	163

as % of nonperforming assets(a)	166%	158	161	149	150

LOAN LOSSES
Commercial, financial and agricultural	$128	150	136	160	319
Real estate—commercial construction and mortgage	7	2	12	5	3
Real estate—residential mortgage	2	2	1	3	1
Installment loans and vehicle leasing	89	91	91	91	86

Total loan losses	226	245	240	259	409

LOAN RECOVERIES
Commercial, financial and agricultural	37	29	24	17	16
Real estate—commercial construction and mortgage	1	—	—	—	2
Real estate—residential mortgage	1	—	1	—	—
Installment loans and vehicle leasing	18	21	16	18	17

Total loan recoveries	57	50	41	35	35

Net charge-offs	$169	195	199	224	374

Commercial loans net charge-offs as % of average commercial loans, net(b)	0.42%	0.53	0.53	0.61	1.24
Consumer loans net charge-offs as % of average consumer loans, net(b)	0.44	0.44	0.52	0.56	0.48
Total net charge-offs as % of average loans, net(b)	0.43%	0.49	0.52	0.59	0.97

NONPERFORMING ASSETS
Nonaccrual loans
Commercial, financial and agricultural	$1,153	1,260	1,269	1,440	1,456
Real estate—commercial construction and mortgage	96	111	105	137	144
Real estate—residential mortgage	82	73	79	62	60
Installment loans and vehicle leasing	170	178	132	112	145

Total nonaccrual loans	1,501	1,622	1,585	1,751	1,805
Foreclosed properties(c)	130	118	150	156	156

Total nonperforming assets	$1,631	1,740	1,735	1,907	1,961

Nonperforming loans included in loans held for sale(d)	$167	114	138	115	108
Nonperforming assets included in loans and in loans held for sale	$1,798	1,854	1,873	2,022	2,069

as % of loans, net, and foreclosed properties(a)	1.00%	1.06	1.06	1.21	1.23

as % of loans, net, foreclosed properties and loans in other assets as held for sale(d)	1.04%	1.08	1.11	1.23	1.24

Accruing loans past due 90 days	$293	289	304	284	250

(a)	These ratios do not include nonperforming loans held for sale.
(b)	Annualized.
(c)	Restructured loans are not significant.
(d)	These ratios reflect nonperforming loans included in loans held for sale. Loans held for sale, which are included in other assets, are recorded at the lower of cost or market value, and accordingly, the amounts shown and included in the ratios are net of the transferred allowance for loan losses and the lower of cost or market value adjustments.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	2003		2002
(In millions, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
ASSETS
Cash and due from banks	$13,088	13,161	12,264	11,930	10,668
Interest-bearing bank balances	7,539	4,855	3,512	3,561	2,269
Federal funds sold and securities purchased under resale agreements	13,854	11,092	9,160	7,132	11,541

Total cash and cash equivalents	34,481	29,108	24,936	22,623	24,478

Trading account assets	40,436	34,678	33,155	35,902	34,570
Securities	73,764	73,339	75,804	72,071	60,999
Loans, net of unearned income	162,833	164,222	163,097	157,542	158,800
Allowance for loan losses	(2,704)	(2,747)	(2,798)	(2,847)	(2,951)

Loans, net	160,129	161,475	160,299	154,695	155,849

Premises and equipment	4,635	5,118	4,903	5,422	5,494
Due from customers on acceptances	1,074	1,485	1,051	1,080	1,105
Goodwill	10,907	10,869	10,880	10,810	10,728
Other intangible assets	1,321	1,445	1,554	1,675	1,827
Other assets	37,538	30,547	29,257	29,602	29,629

Total assets	$364,285	348,064	341,839	333,880	324,679

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	48,081	46,348	44,640	44,186	39,558
Interest-bearing deposits	153,211	149,489	146,878	143,599	141,105

Total deposits	201,292	195,837	191,518	187,785	180,663
Short-term borrowings	49,123	44,812	41,173	36,350	39,148
Bank acceptances outstanding	1,078	1,492	1,061	1,093	1,110
Trading account liabilities	25,141	20,896	22,900	22,210	22,445
Other liabilities	18,136	13,556	13,447	14,579	13,003
Long-term debt	37,051	39,204	39,662	39,758	37,931

Total liabilities	331,821	315,797	309,761	301,775	294,300

STOCKHOLDERS’ EQUITY
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at June 30, 2003	—	—	—	2	5
Common stock, $3.33-1/3 par value; authorized 3 billion shares, outstanding 1.332 billion shares at June 30, 2003	4,440	4,484	4,524	4,577	4,570
Paid-in capital	17,784	17,903	18,070	18,233	18,106
Retained earnings	8,106	7,778	7,349	7,221	6,663
Accumulated other comprehensive income, net	2,134	2,102	2,135	2,072	1,035

Total stockholders’ equity	32,464	32,267	32,078	32,105	30,379

Total liabilities and stockholders’ equity	$364,285	348,064	341,839	333,880	324,679

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES

(Unaudited)

	Second Quarter 2003			First Quarter 2003
(In millions)	Average Balances	Interest Income/Expense	Average Rates Earned/Paid	Average Balances	Interest Income/Expense	Average Rates Earned/Paid
ASSETS
Interest-bearing bank balances	$4,751	16	1.34%	$3,688	13	1.43%
Federal funds sold and securities purchased under resale agreements	12,282	35	1.10	8,949	29	1.33
Trading account assets	18,254	200	4.40	16,298	196	4.84
Securities	68,994	977	5.67	72,116	1,020	5.66
Loans
Commercial
Commercial, financial and agricultural	55,726	584	4.20	56,464	593	4.26
Real estate—construction and other	6,901	61	3.54	6,800	60	3.57
Real estate—mortgage	16,325	189	4.66	16,537	192	4.69
Lease financing	6,885	187	10.87	6,777	184	10.86
Foreign	6,627	47	2.89	6,461	50	3.11

Total commercial	92,464	1,068	4.63	93,039	1,079	4.69

Consumer
Real estate—mortgage	25,290	314	4.97	25,292	333	5.27
Installment loans and vehicle leasing	39,981	621	6.22	39,633	625	6.38

Total consumer	65,271	935	5.73	64,925	958	5.95

Total loans	157,735	2,003	5.09	157,964	2,037	5.21

Other earning assets	11,859	134	4.52	9,580	114	4.81

Total earning assets excluding derivatives	273,875	3,365	4.92	268,595	3,409	5.11
Risk management derivatives(a)	—	392	0.57	—	371	0.56

Total earning assets including derivatives	273,875	3,757	5.49	268,595	3,780	5.67

Cash and due from banks	10,845			10,887
Other assets	56,998			57,799

Total assets	$341,718			$337,281

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing deposits
Savings and NOW accounts	52,196	71	0.55	50,887	79	0.63
Money market accounts	53,302	156	1.18	47,987	142	1.20
Other consumer time	31,330	243	3.09	32,671	263	3.27
Foreign	6,841	24	1.44	7,304	27	1.47
Other time	7,542	35	1.88	8,656	42	1.97

Total interest-bearing deposits	151,211	529	1.40	147,505	553	1.52
Federal funds purchased and securities sold under repurchase agreements	37,957	149	1.57	37,392	147	1.60
Commercial paper	2,381	5	0.80	2,604	4	0.70
Securities sold short	8,121	58	2.84	6,734	44	2.67
Other short-term borrowings	4,267	15	1.44	4,170	18	1.72
Debentures and capital notes	35,751	366	4.10	38,744	388	4.01

Total interest-bearing liabilities excluding derivatives	239,688	1,122	1.88	237,149	1,154	1.97
Risk management derivatives(a)	—	52	0.08	—	48	0.08

Total interest-bearing liabilities including derivatives	239,688	1,174	1.96	237,149	1,202	2.05

Noninterest-bearing deposits	42,589			41,443
Other liabilities	27,079			26,637
Stockholders’ equity	32,362			32,052

Total liabilities and stockholders’ equity	$341,718			$337,281

Interest income and rate earned—including derivatives		$3,757	5.49%		$3,780	5.67%
Interest expense and equivalent rate paid—including derivatives		1,174	1.71		1,202	1.81

Net interest income and margin—including derivatives		$2,583	3.78%		$2,578	3.86%

(a)	The rates earned and the rates paid on risk management derivatives are based on off-balance sheet notional amounts. The fair value of these instruments is included in other assets and other liabilities.

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES

(Unaudited)

Fourth Quarter 2002			Third Quarter 2002			Second Quarter 2002
Average Balances	Interest Income/Expense	Average Rates Earned/Paid	Average Balances	Interest Income/Expense	Average Rates Earned/Paid	Average Balances	Interest Income/Expense	Average Rates Earned/Paid

$3,416	14	1.59%	$2,891	14	1.90%	$2,613	13	2.02%
9,507	39	1.63	10,474	49	1.83	10,835	52	1.97
14,683	178	4.83	14,945	194	5.17	15,503	186	4.79
71,249	1,045	5.86	62,806	999	6.36	58,169	967	6.65

57,318	663	4.58	57,788	693	4.76	58,760	710	4.84
7,133	68	3.80	7,809	81	4.10	8,115	84	4.19
16,770	214	5.06	17,188	228	5.26	17,310	231	5.36
7,112	187	10.53	7,105	189	10.65	7,286	193	10.60
6,731	58	3.43	6,879	59	3.41	7,058	60	3.37

95,064	1,190	4.97	96,769	1,250	5.13	98,529	1,278	5.20

19,294	295	6.12	18,968	294	6.20	20,102	319	6.35
38,921	655	6.69	36,191	651	7.15	36,717	662	7.22

58,215	950	6.50	55,159	945	6.82	56,819	981	6.91

153,279	2,140	5.55	151,928	2,195	5.75	155,348	2,259	5.83

8,969	115	5.10	11,771	144	4.86	11,361	154	5.42

261,103	3,531	5.39	254,815	3,595	5.62	253,829	3,631	5.73
—	405	0.61	—	371	0.58	—	317	0.50

261,103	3,936	6.00	254,815	3,966	6.20	253,829	3,948	6.23

10,636			9,955			10,110
58,221			56,741			50,775

$329,960			$321,511			$314,714

49,768	99	0.79	48,883	115	0.93	49,060	122	1.00
45,618	156	1.35	43,495	167	1.53	40,035	171	1.71
34,834	331	3.78	36,034	347	3.82	36,967	365	3.96
8,030	33	1.59	6,491	30	1.84	7,195	33	1.88
8,674	45	2.08	6,134	33	2.13	6,220	32	2.00

146,924	664	1.79	141,037	692	1.95	139,477	723	2.08
32,608	149	1.81	32,094	149	1.85	32,109	145	1.80
2,796	7	0.87	3,001	9	1.19	3,027	8	1.18
5,644	35	2.44	6,422	42	2.58	6,671	40	2.45
3,881	15	1.67	3,082	18	2.25	3,368	22	2.60
38,758	405	4.18	37,540	412	4.38	38,755	420	4.34

230,611	1,275	2.20	223,176	1,322	2.35	223,407	1,358	2.44
—	132	0.22	—	124	0.22	—	75	0.13

230,611	1,407	2.42	223,176	1,446	2.57	223,407	1,433	2.57

40,518			38,772			38,448
26,885			28,460			23,283
31,946			31,103			29,576

$329,960			$321,511			$314,714

	$3,936	6.00%		$3,966	6.20%		$3,948	6.23%
	1,407	2.14		1,446	2.26		1,433	2.26

	$2,529	3.86%		$2,520	3.94%		$2,515	3.97%

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES(a)

(Unaudited)

	Six Months Ended 2003			Six Months Ended 2002
(In millions)	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid
ASSETS
Interest-bearing bank balances	$4,222	29	1.38%	$3,472	35	2.05%
Federal funds sold and securities purchased under resale agreements	10,624	64	1.20	11,424	107	1.91
Trading account assets	17,281	396	4.61	14,733	351	4.78
Securities	70,546	1,997	5.67	57,177	1,881	6.58
Loans
Commercial
Commercial, financial and agricultural	56,092	1,177	4.23	59,451	1,430	4.85
Real estate—construction and other	6,851	121	3.55	8,120	170	4.23
Real estate—mortgage	16,431	381	4.68	17,237	469	5.49
Lease financing	6,831	371	10.86	7,364	386	10.48
Foreign	6,545	97	3.00	6,945	122	3.54

Total commercial	92,750	2,147	4.66	99,117	2,577	5.24

Consumer
Real estate—mortgage	25,291	647	5.12	20,769	673	6.48
Installment loans and vehicle leasing	39,808	1,246	6.30	36,445	1,328	7.34

Total consumer	65,099	1,893	5.84	57,214	2,001	7.03

Total loans	157,849	4,040	5.15	156,331	4,578	5.89

Other earning assets	10,728	248	4.65	11,218	294	5.28

Total earning assets excluding derivatives	271,250	6,774	5.01	254,355	7,246	5.72
Risk management derivatives(b)	—	763	0.57	—	656	0.52

Total earning assets including derivatives	271,250	7,537	5.58	254,355	7,902	6.24

Cash and due from banks	10,866			10,331
Other assets	57,396			50,331

Total assets	$339,512			$315,017

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing deposits
Savings and NOW accounts	51,545	150	0.59	48,852	250	1.03
Money market accounts	50,659	298	1.19	38,819	334	1.73
Other consumer time	31,997	506	3.18	37,567	764	4.10
Foreign	7,071	51	1.46	7,385	68	1.87
Other time	8,096	77	1.93	7,165	75	2.11

Total interest-bearing deposits	149,368	1,082	1.46	139,788	1,491	2.15

Federal funds purchased and securities sold under repurchase agreements	37,676	296	1.58	32,132	291	1.82
Commercial paper	2,492	9	0.75	3,231	18	1.16
Securities sold short	7,431	102	2.76	6,616	78	2.39
Other short-term borrowings	4,219	33	1.58	3,676	49	2.69
Debentures and capital notes	37,240	754	4.05	39,669	850	4.29

Total interest-bearing liabilities excluding derivatives	238,426	2,276	1.92	225,112	2,777	2.48
Risk management derivatives(b)	—	100	0.09	—	133	0.12

Total interest-bearing liabilities including derivatives	238,426	2,376	2.01	225,112	2,910	2.60

Noninterest-bearing deposits	42,019			38,289
Other liabilities	26,859			22,374
Stockholders’ equity	32,208			29,242

Total liabilities and stockholders’ equity	$339,512			$315,017

Interest income and rate earned—including derivatives		$7,537	5.58%		$7,902	6.24%
Interest expense and equivalent rate paid—including derivatives		2,376	1.76		2,910	2.30

Net interest income and margin—including derivatives		$5,161	3.82%		$4,992	3.94%

(a)	Certain amounts presented in 2002 have been reclassified to conform to the presentation in 2003.
(b)	The rates earned and the rates paid on risk management derivatives are based on off-balance sheet notional amounts. The fair value of these instruments is included in other assets and other liabilities.